2007 Ermapao Products Retail Agreement

Party A: Songyuan City Ermapao Green Rice Limited
Party B: Songyuan City Ningjian District Shunda Grain and Oil Company

      This agreement is to outline the rights and responsibilities of both parties, the contents are as below.

                        1. Authorized Distribution Area

      B will be A's Retailer in the Fuyu region for A's products. B's authorized area to sell A's products is Fuyu region. Agreement is effective December 3rd 2007 to December 2nd 2010.

      B will be selling A's Ermapao series products. Product packaging and price are in the following table.

------------------------------------- ----------------------------------- -----------------------------------
              Product                             Packaging               Unit Price tax included (Yuan/KG)
------------------------------------- ----------------------------------- -----------------------------------
                                                  25 KG/Bag                              3.60
                                      ----------------------------------- -----------------------------------
                                                  10KG/ Bag                              3.90
                                      ----------------------------------- -----------------------------------
                                                   5KG/Bag                               4.10
             Green Rice               ----------------------------------- -----------------------------------
                                                   10KG/Box                              8.40
                                      ----------------------------------- -----------------------------------
                                                   8KG/Box                               6.80
                                      ----------------------------------- -----------------------------------
                                                  7.5KG/Box                              9.90
------------------------------------- ----------------------------------- -----------------------------------
                                                   5KG/Box                              14.80
            Organic Rice              ----------------------------------- -----------------------------------
                                                  7.5KG/Box                             14.80
------------------------------------- ----------------------------------- -----------------------------------

      o     Unit Price does not include transportation fees

      B must establish and maintain a distribution point in Fuyu for Ermapao products, and accept A's marketing and goods.

                       2. B's Rights and Responsibilities

      2.1

      B will be A's retailer of Ermapao products in the area mentioned in this agreement, A will guarantee the rights of B as its retailer and the price of the purchased products will remain consistent.

      2.2

      A will provide all necessary training and information services at no charge.

      2.3

      B will officially be A's authorized retailer once agreement is signed.

      2.4

      B is only authorized to sell Ermapao products in the designated area, B will not be allowed to distribute Ermapao products to other regions.

      2.5

      If market changes dictate a change in the cost of Ermapao products and thus create changes in the selling price of the products, B will have to sell the products within reasonable market price. If B does not comply with the selling price, A will issue a warning and B should immediately make a price adjustment. If the same conflict occurs again, A will stop all distribution activities with B and the agreement will be terminated.

      2.6

      B will have to maintain the image of Ermapao products and keep them clean and visible at all time when selling them.

                       3. A's Rights and Responsibilities

      3.1

      A has the right to adjust its selling price to B if there is a change of price in raw material.

      3.2

      During the period of agreement, A has the right to monitor B's selling center and operations related to Ermapao products. B has to comply with A's reasonable suggestions and corrections.

      3.3

      A has the right to give B a sales plan according to market change and time, A is also responsible to protect B's rights as A's retailer in the region stated in the agreement.

      A will be responsible for providing B with marketing plans and retailer design marketing plans.

                     4. Product Supply and Payment Details

      4.1

      A will distribute Ermapao products to B according an assessment of the actual sales ability of B before distributing any products to B according to B's orders.

      4.2

      Transportation fees will be paid by B.

      4.3

      B will not have to make an immediate payment to A when receiving products from A. B will have to clear all outstanding invoices for previous shipments before or on the day of receiving the new products.

      4.4

      B will have to pay off all payments once the agreement is terminated.

                          5. Product Quality Guarantee

      5.1

      A will provide B with products that meet quality standard criteria. These standards should meet national and industry standards, if not, it must meet business standards.

      5.2

      B is prohibited to alter any of A's product contents. If such an instance occurs, B must take on any and all responsibility for any consequences which may arise from such action.

      5.3

      B will be responsible to give directions to customers on how to use A's products. If a problem arises and the reason is because of the quality of the product itself, A will have to be responsible for all damages. If the consumer is at fault in using A's products, A will not be responsible.

      5.4

      If consumers have any conflicts with A and B regarding product quality, the problem will be given to the national level quality control department for further investigation.

                            6. Retailer Sales Details

      6.1

      B guarantees to reach 30 million Yuan in sales from December 3rd 2007 to December 31st 2007. Starting 2008, if B does not reach the guarantee sales by an average of 15 million Yuan each month, A has the right to cancel B's rights as retailer. If sales reach the target number, B will be rewarded with a 0.2% of the sales revenue as bonus. B will have to pay a 0.1% penalty fee if it does not reach the sales target.

                           7. Product Return Policies

      7.1

      If A should find issues with the quality of their products, B will have to return all questionable products to A within one month starting from the day B receives the notice of same from A. A will have to pay all transportation costs. Any products past the due date will not be accepted by A and B will bear responsibility for all losses.

      7.2

      If the products are returned for reasons which are not quality related, B will have to return the products three months before the quality expiration date. The amount of returned products cannot be more than 10% of recent shipment of products from A. B will have to pay for all transportation fees for returned goods (unless A made a shipment mistake initially).

      7.3

      When B is requesting to return orders, B will have to provide A with a return order stating why the products are to be returned, which products, quantity, size (packaging), and shipment number. A will assess fees associated with the returns. If B complies, B can then return the products. All calculations based on quantity of returned products will be based on what A has physically received.

      7.4

      If B does not submit a written request to A for product returns, A will not be obliged to accept any returns from B

                         8. Cross Region Sales Policies

      8.1

      If B is to sell Ermapao products outside of its designated region, the matter will be further investigated, If B is to be found guilty of selling outside of designated region; A will stop the process of shipments of products to B

      8.2

      B will have to give A a written agreement guaranteeing that cross region sales will never happen again. After a resolution of the problem, B will then continue on with shipments of products to A.

      8.3

      If b does not comply with the Cross region sales policies, or if the problem persists, A have the rights to terminate the contract and B will have to pay A all losses.

                              9. Breach of Contract

Breach of a contract may terminate the obligations of the contract. Either one party or both parties have failed to perform an obligation as expected under the contract. A breach may occur when a party

      o     Refuses to perform the contract

      o     Does something that the contract prohibits, or

      o     Prevents the other party from performing its obligations

      o     Party B can not perform the targeted goal stated in the contract

      o     Party B fails to make payment on time

      9.1

      If Party B breaches the contract, notice of the termination of a contract may be given according to the terms of the contract. In 30 days, Party shall return all products and marketing materials as well as accounts receivable and overdue. Party B will be solely responsible for shipping and handling fees for return products and marketing materials. Over 30 days of notice period, if the accounts receivable and overdue have not been paid in full, Party B will be charged 3% of overdue daily.

                                    10. Other

      10.1

      This agreement will be effective once signed by both parties; both parties will receive a copy of the contact. Should any conflicts arise which cannot be resolved by the contract, the case will be taken to the local court where A is situated.

--------------------------------------  ----------------------------------------
A:                                      B:

Name: Songyuan City Ermapao Green       Name: Songyuan City Ningjian
Rice Limited                            District Shunda Grain and Oil
                                        Company

Representative: Huizhi Xiao

Date: December 3rd 2007                 Representative: Guangwei Li Date:
                                        December 3rd 2007

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